Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

February 15, 2017,

among

KEYSIGHT TECHNOLOGIES, INC.,
as Borrower,

The LENDERS Party Hereto

and

CITIBANK, N.A.,
as Administrative Agent

CITIBANK, N.A. and BANK OF AMERICA, N.A.,
as Syndication Agents

CITIGROUP GLOBAL MARKETS INC.,
BNP PARIBAS SECURITIES CORP.
and
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

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Schedules:

Schedule 2.01 — Commitments

Schedule 6.01 — Existing Subsidiary Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.03 — Existing Sale and Leaseback Transactions

Schedule 6.06 — Existing Restrictive Agreements

Exhibits:

Exhibit A — Form of Accession Agreement

Exhibit B — Form of Assignment and Assumption

Exhibit C — Form of Maturity Date Extension Request

Exhibit D-1 — Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-2 — Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-3 — Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D-4 — Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

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AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 15, 2017 (this “Agreement”), among KEYSIGHT TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and CITIBANK, N.A., as Administrative Agent.

WHEREAS, the Borrower, Agilent Technologies, Inc., the lenders party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of September 15, 2014 (as amended or modified from time to time prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, each of the Borrower, the Lenders, the Issuing Banks and the Administrative Agent have, subject to the terms and conditions set forth herein, agreed to amend and restate the Existing Credit Agreement as provided in this Agreement.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

Article I

Definitions

Section 1.01.        Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” means an Accession Agreement, substantially in the form of Exhibit A, among an Increasing Lender, the Borrower and the Administrative Agent.

“Acquisition” means any transaction, or series of related transactions, in which the Borrower or any Subsidiary acquires (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) any business or assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (whether through purchase of assets, merger or otherwise).

“Acquisition Indebtedness” means, with respect to any Acquisition, any Indebtedness incurred during the Acquisition Period with respect to such Acquisition and identified by the Borrower to the Administrative Agent as Indebtedness incurred for the purpose of financing such Acquisition (including any repayment or prepayment of Indebtedness of the Person or assets acquired thereby and payment of related fees and expenses); provided that (a) at all times during the Acquisition Period with respect to such Acquisition, all the net proceeds of such Indebtedness constitute Unrestricted Cash that is segregated in a separate deposit or securities account of the Borrower and held to be applied for such purpose upon consummation of such Acquisition (it being understood that, in the event any such net proceeds cease to be Unrestricted Cash or are not so segregated and held during the Acquisition Period with respect to such Acquisition (including as a result of having been used for any other purpose), the aggregate principal amount of such Indebtedness equal to the principal amount thereof that has yielded such net proceeds shall cease to be “Acquisition Indebtedness” hereunder) and (b) the aggregate principal amount of such Indebtedness treated by the Borrower as Acquisition Indebtedness does not exceed the aggregate amount of funds required by the Borrower to finance such Acquisition (including any repayment or prepayment of Indebtedness of the Person or assets acquired thereby and payment of related fees and expenses).

“Acquisition Period” means, with respect to any Acquisition, the period (a) commencing on the date on which the Borrower or a Subsidiary enters into a definitive agreement providing for the consummation of such Acquisition and (b) ending on the date that is the earliest of (i) the date such Acquisition is consummated, (ii) the date such definitive agreement is terminated or such Acquisition is otherwise abandoned by the Borrower or such Subsidiary and (iii) the date that is nine months after the commencement of such period under clause (a) above.

“Adjusted Consolidated Total Indebtedness” means, at any time, (a) the aggregate amount of all Indebtedness of the Borrower and the Subsidiaries at such time, all determined on a consolidated basis in accordance with GAAP, but excluding therefrom, during the Acquisition Period with respect to any Acquisition, the Acquisition Indebtedness relating to such Acquisition, minus (b) all Indebtedness at such time consisting of obligations of the Borrower and the Subsidiaries as account parties in respect of letters of credit and letters of guaranty that do not support Indebtedness, all determined on a consolidated basis in accordance with GAAP. In the event that the Borrower or any Subsidiary shall have completed since any date as of which Adjusted Consolidated Total Indebtedness is to be determined an acquisition or disposition of any Person, business unit, division, product line or line of business for which the Borrower is required to file pro forma financial statements with the SEC, Adjusted Consolidated Total Indebtedness shall be determined (and if the Borrower is not so required to file such financial statements, Adjusted Consolidated Total Indebtedness may, at the election of the Borrower exercised in good faith (and so long as such election is also made with respect to the Consolidated EBITDA), be determined) on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred on such date.

“Adjusted LIBO Rate” means (a) with respect to any LIBOR Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the product of (i) the LIBO Rate for US Dollars for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any LIBOR Borrowing denominated in any Alternative Currency for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the LIBO Rate for such currency for such Interest Period.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of Citibank, N.A. through which Citibank, N.A. shall elect to perform any of its obligations in such capacity under the Loan Documents.

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“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1.00%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the Screen Rate at approximately 11:00 a.m., London time, on such day for deposits in US Dollars with a maturity of one month. Notwithstanding the foregoing, if the Adjusted LIBO Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternative Currency” means Canadian Dollars, Euro, Sterling, Yen and any other currency, other than US Dollars, (a) that is freely available, freely transferable and freely convertible into US Dollars, (b) in which dealings in deposits are carried on in the London interbank market and (c) that has been designated by the Administrative Agent as an Alternative Currency at the request of the Borrower and with the consent of each Lender and, in the case of Letters of Credit, the applicable Issuing Bank.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Borrower or any of the Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of the Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

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“Applicable Rate” means, for any day, with respect to any LIBOR Loan, any EURIBOR Loan, any ABR Loan or the facility fees payable hereunder, the applicable rate per annum set forth below under the caption “LIBOR/EURIBOR Margin”, “ABR Margin” or “Facility Fee”, as the case may be, based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Index Debt:

	Ratings (S&P/Moody’s)	Facility Fee (% per annum)	LIBOR/ EURIBOR Margin (% per annum)	ABR Margin (% per annum)
Category 1	BBB+/Baa1 or above	0.125%	1.000%	0.000%
Category 2	BBB/Baa2	0.150%	1.100%	0.100%
Category 3	BBB-/Baa3	0.200%	1.300%	0.300%
Category 4	BB+/Ba1	0.300%	1.450%	0.450%
Category 5	BB/Ba2 or below	0.350%	1.650%	0.650%

For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (b) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (c) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citigroup Global Markets Inc., BNP Paribas Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending

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services or related businesses may be transferred following the date of this Agreement), in their capacities as joint lead arrangers and joint bookrunners for the credit facility established hereunder.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America (or any other applicable jurisdiction) or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or

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such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means Loans of the same Type and denominated in the same currency, made, converted or continued on the same date and, in the case of LIBOR Loans or EURIBOR Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent of US$5,000,000 or more.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent of US$1,000,000 or more.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Bridge Facility” means a senior unsecured 364-day bridge loan facility of the Borrower, in an aggregate principal amount of up to US$1,684,000,000, to be established in connection with the Ixia Acquisition.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a LIBOR Loan (other than any Loan denominated in Canadian Dollars), the term “Business Day” shall also exclude any day on which banks in London are not open for general business, (b) when used in connection with a LIBOR Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which banks in Toronto are not open for general business and (c) when used in connection with a EURIBOR Loan, the term “Business Day” shall also exclude any day that is not a TARGET Day.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (or a combination thereof), which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, subject to Section 1.04, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, subject to Section 1.04. For purposes of

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Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) members of the board of directors of the Borrower on the date of this Agreement, (ii) nominated or appointed by the board of directors of the Borrower or (iii) approved by the board of directors of the Borrower as director candidates prior to their election.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Code” means the Internal Revenue Code of 1986.

“Collateralized Letter of Credit” means a Letter of Credit that has been irrevocably cash collateralized by the Borrower pursuant to arrangements reasonably satisfactory to the Issuing Bank that issued such Letter of Credit.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Accession Agreement pursuant to which such Lender shall have assumed or acquired its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Restatement Effective Date is US$450,000,000.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.09.

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“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation for such period and amortization of intangible assets for such period, (iv) non-cash charges for such period (including non-cash charges for impairment of goodwill and non-cash charges associated with employee compensation for such period, but excluding, for the avoidance of doubt, any additions to bad debt reserves or bad debt expense) and (v) extraordinary or non-recurring cash charges or expenses (including, without limitation, cash charges or expenses in connection with acquisitions, dispositions or restructurings) in an aggregate amount for any period of four consecutive fiscal quarters not to exceed US$75,000,000, minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) all extraordinary gains for such period, (ii) equity in net income of unconsolidated Affiliates and other minority interest net income for such period (except to the extent actually distributed or paid in cash to the Borrower or a Subsidiary), (iii) interest income for such period, (iv) all cash payments in such period in respect of items that were reflected in any prior period as non-cash charges of the sort referred to in clause (a)(iv) above and (v) noncash items of income for such period that represent the reversal of any accrual for anticipated cash charges made in a prior period, but only to the extent such accrual did not reduce Consolidated EBITDA for such prior period, all determined on a consolidated basis in accordance with GAAP. In the event that the Borrower or any Subsidiary shall have completed since the beginning of the relevant period an acquisition or disposition of any Person, business unit, division, product line or line of business for which the Borrower is required to file pro forma financial statements with the SEC, Consolidated EBITDA shall be determined (and if the Borrower is not so required to file such financial statements, Consolidated EBITDA may, at the election of the Borrower exercised in good faith (and so long as such election is also made with respect to the Adjusted Consolidated Total Indebtedness) be determined) for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (but excluding therefrom any portion thereof attributable to any noncontrolling interest in any Subsidiary); provided that, to the extent included therein, there shall be excluded the net income or loss attributable to any discontinued operations of the Borrower and the Subsidiaries.

“Consolidated Stockholders’ Equity” means, at any time, the stockholders’ equity of the Borrower at the end of the then most recent period of four consecutive fiscal quarters for which consolidated financial statements of the Borrower have been delivered pursuant to Section 5.01(a) or 5.01(b) or, prior to the delivery of any such financial statements, at October 31, 2016, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Credit Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the sum of the US Dollar Equivalents of the principal amounts of such Lender’s outstanding Loans and (b) the amount of such Lender’s LC Exposure.

“Credit Party” means the Administrative Agent, each Issuing Bank and each Lender.

“Declining Lender” has the meaning assigned to such term in Section 2.09.

“Default” means any event or condition that constitutes, or upon notice or lapse of time or both would become, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or any Issuing Bank made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become, or has a direct or indirect parent company that has become, the subject of a Bail-In Action.

“EEA Financial Institution” means (a) any credit or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, (ii) a Defaulting Lender or a Lender Parent thereof or (iii) the Borrower, any Subsidiary or any other Affiliate of the Borrower.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous substance, material or waste or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, is in endangered or critical status, within the meaning of Section 305 of ERISA; or (h) a determination that any Plan is or is expected to be, in “at-risk” status (as defined in Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code).

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.

“Euro” or “€” means the single currency unit of the member States of the European Community that adopt or have adopted the Euro as their lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Events of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any Alternative Currency, the rate at which such Alternative Currency may be exchanged into US Dollars at the time of determination on such day as set forth on the OANDA website for such currency; provided that in the event that such rate does not appear on the OANDA website, the Administrative Agent may use any reasonable method it reasonably deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.09.

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“Extension Closing Date” has the meaning assigned to such term in Section 2.09.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate, as determined as provided above, would otherwise be less than zero, then the Federal Funds Effective Rate shall be deemed to be zero for all purposes of this Agreement.

“Financial Officer” means, with respect to the Borrower, the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer, any assistant treasurer or the controller of the Borrower.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other similar governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other

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obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other monetary obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), in good faith by a Financial Officer of the Borrower)).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreements relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination values determined in accordance therewith (but not yet paid), such termination values, and (b) for any date prior to the date referenced in clause (a), the mark-to-market values for such Hedging Agreements, determined based on one or more mid-market or other readily available quotations provided by any recognized dealer in Hedging Agreements of such type (which may include a Lender or any Affiliate of a Lender).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(d).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business, (ii) earn-outs, hold-backs and similar deferred payment of consideration in acquisitions (but only to the extent that no payment is then owed thereunder) and (iii) deferred compensation payable to directors, officers and employees of the Borrower or any Subsidiary), (e) all Indebtedness of others secured by (or for which the holder

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of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Securitization Transactions of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Repurchase Obligations. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information Memorandum” means the Confidential Information Memorandum dated February 1, 2017 relating to the Borrower and the Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Loan or EURIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing or EURIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any LIBOR Borrowing or EURIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week or one, two, three or six months (or, if agreed to by each Lender, twelve months) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of any Interest Period that is a multiple of months, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that is a multiple of months pertaining to a LIBOR Borrowing or EURIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest

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Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any LIBOR Borrowing or EURIBOR Borrowing denominated in any currency for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case as of the Specified Time on the Quotation Day.

“Issuing Bank” means Citibank N.A. and BNP Paribas and each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Ixia” means Ixia, a California corporation.

“Ixia Acquisition” means the acquisition by the Borrower of all of the outstanding equity interests of Ixia pursuant to the Ixia Acquisition Agreement.

“Ixia Acquisition Agreement” means that certain agreement and plan of merger dated as of January 30, 2017, by and between the Borrower and Ixia (and acceded to by Keysight Acquisition, Inc., a California corporation and a wholly owned subsidiary of the Borrower, on February 2, 2017), including the exhibits and schedules thereto and all related documents, in each case as amended, supplemented or otherwise modified from time to time.

“Ixia Acquisition Closing Date” means the date on which the Ixia Acquisition is consummated.

“Ixia Refinancing” means the repayment in full of all principal, premium, if any, interest, fees and other amounts due or outstanding under the Amended and Restated Credit Agreement dated as of March 2, 2015, of Ixia, as amended, and all other third party Indebtedness of Ixia and its subsidiaries that becomes due or otherwise defaults upon the consummation of the Ixia Acquisition.

“LC Disbursement” means a payment made by any Issuing Bank in respect of a Letter of Credit.

“LC Expiration Date” has the meaning assigned to such term in Section 2.05(c).

“LC Exposure” means, at any time, (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (expressed in US Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative

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Currency) plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time (expressed in US Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any documentation related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the US Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued and outstanding under this Agreement.

“LIBO Rate” means, with respect to any LIBOR Borrowing denominated in any currency for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day for such currency for such Interest Period. Notwithstanding the foregoing, if the LIBO Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Lien” means (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any assignment or sale of any income or revenues (including accounts receivable) or rights in respect thereof.

“Loan Documents” means this Agreement, each Accession Agreement, each agreement referred to in Section 2.05(j) and each promissory note delivered pursuant to this Agreement.

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“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means (a) a materially adverse effect on the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower to perform its obligations hereunder or (c) a material impairment of the rights or remedies available to the Lenders or the Administrative Agent hereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding US$100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of (a) any Hedging Agreements at any time shall be the Hedge Termination Value thereof at such time and (b) any Securitization Transaction shall be determined as set forth in the definition of such term.

“Material Subsidiary” means any Subsidiary (a) the consolidated assets of which equal 5.00% or more of the consolidated assets of the Borrower and the Subsidiaries as of the last day of the most recent fiscal quarter of the Borrower or (b) the consolidated revenues of which equal 5.00% or more of the consolidated revenues of the Borrower and the Subsidiaries for the most recent period of four consecutive fiscal quarters; provided that if at the end of the most recent fiscal quarter or for the most recent period of four consecutive fiscal quarters the combined consolidated assets or combined consolidated revenues of all Subsidiaries that under clauses (b) and (c) above would not constitute Material Subsidiaries shall have exceeded 15% of the consolidated assets or 15% of the consolidated revenues of the Borrower and the Subsidiaries, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated assets or consolidated revenues, as the case may be, until such excess shall have been eliminated.

“Maturity Date” means the fifth anniversary of the Restatement Effective Date, as such date may be extended pursuant to Section 2.09.

“Maturity Date Extension Request” means a request by the Borrower, substantially in the form of Exhibit C hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.09.

“MNPI” means material information concerning the Borrower and the other Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the United States Securities Act of 1933 and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, Ixia, their respective Affiliates or any securities of any of the foregoing that could reasonably be expected to be material for purposes of the United States federal and state or other applicable securities laws.

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“Moody’s” means Moody’s Investors Service, Inc., or any successor by merger or consolidation to its ratings agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA which the Borrower or any ERISA Affiliate (other than any Person considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) has maintained, sponsored, contributed to or accrued an obligation to contribute to, or has within any of the preceding six plan years maintained, sponsored, contributed to or accrued an obligation to contribute.

“Non-Consenting Lender” means any Lender that withholds its consent to any proposed amendment, modification or waiver that cannot become effective without the consent of such Lender under Section 9.02, and that has been consented to by the Required Lenders.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Obligations” means the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral, and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

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“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Liens” means:

(a)       Liens imposed by law for Taxes that are not yet due and payable or are being contested in compliance with Section 5.05;

(b)       statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and suppliers, and similar Liens imposed by Law, in each case incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith;

(c)       Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers’ compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other similar plans or programs and other social security laws or regulations;

(d)       deposits to secure the performance of (or to secure letters of credit or letters of guarantee that secure the performance of) bids, trade contracts, leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)       leases, licenses, subleases or sublicenses granted to others (other than as security for Indebtedness) not interfering in any material respect with the ordinary conduct of the business of the Borrower and the Subsidiaries, taken as a whole;

(f)       (i) easements, covenants, conditions, restrictions, zoning restrictions, building codes, land use laws, leases, subleases, licenses, rights of way, minor irregularities in, or lack of, title and similar encumbrances affecting real property, (ii) with respect to any lessee’s or licensee’s interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof and (iii) leases, licenses, rights and obligations in connection with patents, copyrights, trademarks, tradenames and other intellectual property, in each case that do not secure the payment of Indebtedness to the extent, in the case of each of clauses (i), (ii) and (iii), that the Liens referred to therein do not, in the aggregate, materially detract from the value of the affected property as used by the Borrower or any Subsidiary in the ordinary course of business or interfere in any material respect with the ordinary conduct of the business of the Borrower and the Subsidiaries, taken as a whole;

(g)       judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII, and deposits securing appeal or other surety bonds related to such judgments;

(h)       Liens in favor of any Governmental Authority (i) to secure partial progress, advance or other payments pursuant to any contract or statute or (ii) to secure

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any Indebtedness incurred for the purpose of financing all or part of the purchase price or cost of constructing or improving the property subject to such Liens;

(i)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)       customary landlords’ Liens under leases to which such Person is a party;

(k) Liens arising under short-term repurchase agreements or reverse repurchase agreements with respect to U.S. Treasury securities or other cash equivalent investments, short-term securities lending and securities borrowing agreements and similar transactions employed in connection with the management of cash and cash equivalents and short-term investments;

(l)       normal and customary rights of setoff, banker’s Liens and similar rights in respect of deposits of cash, or in respect of investment securities accounts, in favor of banks or other depository institutions; and

(m)       sales, assignments, transfers or dispositions of accounts receivable in the ordinary course of business for purposes of collection (but not as part of any Securitization Transaction or factoring arrangement).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 9.12(c).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. (or any replacement Administrative Agent) as its base rate in effect at its principal office in New York City (or the principal office of any such replacement Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Basis”, when used in reference to any computations, means that such computations are to be made on a basis that gives effect to the applicable acquisition or disposition as if such acquisition or disposition had occurred on the date specified in the relevant definition, in a manner consistent with the requirements of the SEC for pro forma financial information set forth in Article 11 of Regulation S-X under the Exchange Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on

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such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness).

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Quotation Day” means (a) with respect to any currency (other than Sterling, Canadian Dollars and Euro) for any Interest Period, two Business Days prior to the first day of such Interest Period, (b) with respect to Sterling or Canadian Dollars for any Interest Period, the first day of such Interest Period and (c) with respect to Euro for any Interest Period, the day two TARGET Days before the first day of such Interest Period, in each case unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Interbank Market” means (a) with respect to any currency other than Euros or Canadian Dollars, the London interbank market, (b) with respect to Euros, the European interbank market and (c) with respect to Canadian Dollars, the Toronto interbank market.

“Repurchase Obligations” means, at any time, the aggregate amount of all accrued, absolute or contingent repurchase obligations (including repurchase obligations that become due on a future date) of the Borrower and the Subsidiaries at such time, in each case to the extent such amounts would be shown as liabilities on a consolidated balance sheet of the Borrower as of such time prepared in accordance with GAAP.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the aggregate Credit Exposures and unused Commitments at such time.

“Restatement Effective Date” means the date on which each of the conditions set forth in Section 4.01 has been satisfied (or waived in accordance with Section 9.02), which date is February 15, 2017.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor by merger or consolidation to its rating agency business.

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“Sale-Leaseback Transaction” means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that any such arrangement entered into within 180 days after the acquisition or construction of the subject property shall not be deemed to be a “Sale-Leaseback Transaction”.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of comprehensive Sanctions broadly restricting or prohibiting dealings with such country, territory or government (currently, Crimea, Cuba, Iran, North Korea and Syria). If any country, territory or government is no longer the subject or target of Sanctions broadly restricting or prohibiting dealings with such country, territory or government, then it shall not be considered a Sanctioned Country for purposes hereof.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury or Switzerland, (b) any Person located, organized or resident in, or any Governmental Authority of, a Sanctioned Country or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person, individually, or Persons, together, described in clauses (a) or (b) above.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce; (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; or (e) Switzerland.

“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period for a Loan denominated in a currency other than Canadian Dollars, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in such currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as set forth on the applicable Reuters screen (currently LIBOR01 or LIBOR02) (or if such service ceases to be available, another service displaying the appropriate rate designated by the Administrative Agent), (b) in respect of the LIBO Rate for any Interest Period for a Loan denominated in Canadian Dollars, the Canadian Dealer Offered Rate as set forth on the Reuters Screen CDOR Page (or if such service ceases to be available, another service displaying the appropriate rate designated by the Administrative Agent) and (c) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period as set forth on the applicable Reuters screen (currently EURIBOR01) (or if such service ceases to be available, another service displaying the appropriate rate designated by the Administrative Agent); provided that (i) if, as to any currency,

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no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate and (ii) if any Screen Rate, determined as provided above, would be less than zero, such Screen Rate shall be deemed to be zero for all purposes of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securitization Transaction” means any transfer by the Borrower or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers. The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivables or interests therein transferred pursuant to such Securitization Transaction net of any such accounts receivables or interests therein that have been written off as uncollectible.

“Specified Time” means (a) in respect of the LIBO Rate for any Interest Period for a Loan denominated in a currency other than Canadian Dollars, 11:00 a.m., London time, (b) in respect of the LIBO Rate for any Interest Prior for a Loan denominated in Canadian Dollars, 10:00 a.m., Toronto time, and (c) in respect of the EURIBO Rate for any Interest Period, 11:00 a.m., Brussels time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other

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entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Syndication Agents” means Citibank, N.A. and Bank of America, N.A., in their capacities as syndication agents with respect to the credit facility established hereunder.

“TARGET Day” means any day on which both (a) the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro and (b) banks in London are open for general business.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement” means that certain Term Credit Agreement dated as of February 15, 2017, among the Borrower, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, relating to the senior unsecured term loan facility of the Borrower in an aggregate principal amount of up to US$400,000,000, as amended, supplemented or otherwise modified from time to time.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) the Adjusted LIBO Rate or the Alternate Base Rate, in the case of Loans denominated in US Dollars, (b) the Adjusted LIBO Rate, in the case of Loans denominated in Alternative Currencies (other than Euros) or (c) the EURIBO Rate, in the case of Loans denominated in Euros.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.05(e).

“Unrestricted Cash” means cash and cash equivalents that are not subject to any Lien other than any Lien permitted under clause (a) or (l) of the definition of the term “Permitted Lien”.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

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“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” means the lawful currency of Japan.

Section 1.02.        Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “LIBOR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “LIBOR Borrowing”).

Section 1.03.        Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that

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shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.        Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein, or any other accounting principle if, in each case, such election or such other accounting principle results in the amount of such Indebtedness being below or above the stated principal amount of such Indebtedness, (ii) any change in GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof or (iii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.05.        Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency two Business Days prior to the initial Interest Period therefor and as of the date two Business Days prior to the commencement of each subsequent Interest Period therefor, in each case using

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the Exchange Rate for such currency in relation to US Dollars in effect on or about the date of determination, and each such amount shall, except as provided in the penultimate sentence of this Section, be the US Dollar Equivalent of such Borrowing until the next required calculation thereof pursuant to this Section. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency on or about the date such Letter of Credit is issued and as of the first Business Day of each subsequent calendar month, in each case using the Exchange Rate for such currency in relation to US Dollars in effect on or about the date of determination, and each such amount shall, except as provided below, be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this Section. In addition, the Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in an Alternative Currency as provided in Section 2.05. The Administrative Agent may also determine the US Dollar Equivalent of any Borrowing or Letter of Credit denominated in an Alternative Currency as of such other dates as the Administrative Agent shall select in its discretion, in each case using the Exchange Rate in effect on or about the date of determination, and each such amount shall be the US Dollar Equivalent of such Borrowing or such Letter of Credit until the next calculation thereof pursuant to this Section. The Administrative Agent shall notify the Borrower and the applicable Lenders of each determination of the US Dollar Equivalent of each Borrowing and Letter of Credit denominated in an Alternative Currency.

Section 1.06.        Effectuation of Transactions. On and after the Ixia Acquisition Closing Date, all references herein to the Borrower and the Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower made on or after the Closing Date contained in this Agreement shall be (if otherwise made or deemed to be made on such date) deemed made, in each case, after giving effect to the Ixia Acquisition and the related transactions to occur on the Ixia Acquisition Closing Date, unless the context expressly requires otherwise.

Article II

The Credits

Section 2.01.        Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower, denominated in US Dollars or Alternative Currencies, from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (a) such Lender’s Credit Exposure exceeding its Commitment or (b) the sum of the total Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02.        Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans denominated in the same currency and made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

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(b)               Subject to Section 2.14, (i) each Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or LIBOR Loans, as the Borrower may request in accordance herewith, (ii) each Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans and (iii) each Borrowing denominated in an Alternative Currency (other than Euros) shall be comprised entirely of LIBOR Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                At the commencement of each Interest Period for any LIBOR Borrowing or EURIBOR Borrowing, and at the time each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) and (ii) a LIBOR Borrowing that results from a continuation of an outstanding LIBOR Borrowing may be in an aggregate principal amount that is equal to such outstanding Borrowing. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 LIBOR Borrowings and EURIBOR Borrowings outstanding.

(d)               Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03.        Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent (a) in the case of a LIBOR Borrowing denominated in US Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a LIBOR Borrowing denominated in an Alternative Currency or a EURIBOR Borrowing, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be made by hand delivery, e-mail or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Financial Officer of the Borrower (or, in the case of any Borrowing denominated in US Dollars, by telephone notification, confirmed promptly by hand delivery, e-mail or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Financial Officer of the Borrower); provided that a Borrowing Request for a Borrowing in respect of the Ixia Acquisition, or in connection with any other acquisition or other transaction permitted under this Agreement, may be conditioned on the closing of the Ixia Acquisition or such other acquisition or other transaction, as applicable, in which case such Borrowing Request may be revoked by the Borrower (by notice to the Administrative Agent at any time prior to 12:00 noon, New York City time, on the day of the proposed Borrowing), such revocation to be subject to Section 2.16 in the case of a Borrowing Request for a LIBOR Borrowing. Each such telephonic or written Borrowing Request shall specify the following information in compliance with Section 2.02:

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(a)                the currency (which shall be US Dollars or an Alternative Currency) and the principal amount of such Borrowing;

(b)               the date of such Borrowing, which shall be a Business Day;

(c)                if such Borrowing is denominated in US Dollars, the Type of such Borrowing;

(d)               in the case of a LIBOR Borrowing or a EURIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e)                the location and number of the account to which funds are to be disbursed or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.

If no currency is specified with respect to any requested Borrowing, then the Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing denominated in US Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing or EURIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.        [Reserved].

Section 2.05.        Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit (or to amend, renew or extend outstanding Letters of Credit) denominated in US Dollars or any Alternative Currency for its own account or, so long as the Borrower is a joint and several co-applicant with respect thereto, for the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time from and including the Restatement Effective Date to but excluding the fifth Business Day prior to the Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor of the obligations of any Subsidiary that shall be an account party in respect of any such Letter of Credit).

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(b)               Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit, other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower shall deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$25,000,000 and (ii) the total Credit Exposures will not exceed the total Commitments and (iii) in the event the Existing Maturity Date shall have been extended as provided in Section 2.09, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date shall not exceed the total Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit. Notwithstanding the foregoing, no Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Bank in good faith deems material to it, (ii) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally or (iii) such Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

(c)                Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) except as set forth below with respect to Collateralized Letters of Credit, the date that is five Business Days prior to the Maturity Date (the “LC Expiration Date”); provided that at the request of the Borrower, any Letter of Credit may provide for automatic renewals for additional periods of up to one year subject to a right on the part of the applicable Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary during a specified period in advance of any such renewal, and the failure of such Issuing Bank to give such notice

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by the end of such period shall for all purposes hereof be deemed an extension of such Letter of Credit; provided further that in no event shall any Letter of Credit, as extended from time to time, expire on any date following the LC Expiration Date. Notwithstanding clause (ii) of the preceding sentence, (A) any Collateralized Letter of Credit may, with the consent of the Issuing Bank that issued such Collateralized Letter of Credit, expire on any date following the LC Expiration Date and (B) any Letter of Credit that contains a customary “evergreen” provision may renew pursuant to such evergreen provision to an expiration date following the LC Expiration Date if such Letter of Credit becomes a Collateralized Letter of Credit at least 15 Business Days prior to the latest date upon which the applicable Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic renewal pursuant to such “evergreen” provision.

(d)               Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that issued such Letter of Credit hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Such payment by the Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be US Dollars, in US Dollars and (ii) subject to paragraph (m) of this Section, if the currency of the applicable LC Disbursement or reimbursement payment shall be an Alternative Currency, in US Dollars in an amount equal to the US Dollar Equivalent of such LC Disbursement or reimbursement payment. Subject to paragraph (n) of this Section, each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, any fluctuation in currency values, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.03, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the latest date upon which the applicable Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic renewal), the Required Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the

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conditions precedent set forth in Section 4.03 would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)                Reimbursement. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in US Dollars. In the case of any such reimbursement in US Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the Borrower of the US Dollar Equivalent of the amount of the drawing promptly following the determination thereof. The Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if the amount to be reimbursed is denominated in US Dollars, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, (A) if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action required, the obligation of the Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the US Dollar Equivalent (determined as of the date of such LC Disbursement) of such LC Disbursement and (B) the applicable Issuing Bank shall notify the Administrative Agent of such failure in accordance with paragraph (l) of this Section, and the Administrative Agent shall in turn notify each Lender of the applicable LC Disbursement, the amount of the payment then due from the Borrower in respect thereof (expressed in US Dollars in the amount of the US Dollar Equivalent thereof (determined as set forth above) in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment

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to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)                Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other event or circumstance; provided that nothing in this Section shall be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (such absence to be presumed unless otherwise determined by a final, non- appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(g)               Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders of their obligations with respect to any such LC Disbursement.

(h)               Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of any LC Disbursement made in an Alternative Currency pursuant to paragraph (e) or (m) of this Section, at the rate per annum then applicable to ABR Loans and (ii) in the case of any LC Disbursement denominated in an Alternative Currency, at all times prior to its conversion to US Dollars pursuant to paragraph (e) or (m) of this Section, at a rate equal to the rate reasonably determined by the applicable Issuing Bank to be the cost to such Issuing Bank of funding such LC Disbursement (with the Borrower agreeing that the applicable Issuing Bank may make such determination in any manner it determines is reasonable, and that such determination shall be conclusive) plus the Applicable Rate applicable to LIBOR Loans at such time; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i)                 Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the aggregate amount of LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in respect of each outstanding Letter of Credit issued for the Borrower’s account (or with respect to which it is a co-applicant), in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the applicable Issuing Bank, an amount in US Dollars equal to the portion of the LC Exposure attributable to such Letter of Credit as of such date plus any accrued and unpaid interest thereon; provided that (i) amounts payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in an Alternative Currency in respect of which the Borrower’s reimbursement obligations have been converted to obligations in US Dollars as provided in paragraph (e) or (m) of this Section and interest accrued thereon shall be payable in US Dollars, and (ii) the obligation to cash collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without

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demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or Section 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (A) the consent of Lenders with LC Exposures representing more than 50% of the aggregate amount of LC Exposure and (B) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, such cash collateral (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable, to the extent that, after giving effect to such return, the aggregate Credit Exposure would not exceed the aggregate Commitments and no Event of Default shall have occurred and be continuing. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as promptly as practicable, to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j)                 Designation of Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in a form satisfactory to the Borrower and the Administrative Agent, executed by such Lender, the Borrower and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank.

(k)               Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank and the Administrative Agent. Any such termination shall become

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effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not issue additional Letters of Credit.

(l)                 Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and face amounts of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on any Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iii) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)             Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Borrower is at the time or becomes thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in an Alternative Currency, (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in an Alternative Currency and (iii) of each Lender’s participation in any Letter of Credit denominated in an Alternative Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent (determined as of such date) of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.

(n)               Collateralized Letters of Credit. Notwithstanding anything to the contrary in this Section, the obligations of the Lenders to acquire participations in Letters of Credit and to reimburse any Issuing Bank for Unreimbursed Amounts (other than Unreimbursed Amounts arising from LC Disbursements made on or prior to the last day of the Availability Period) shall terminate with respect to any Collateralized Letter of Credit on the last day of the Availability

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Period (it being understood that the Lenders shall continue to participate in, and shall be required to reimburse in accordance with this Section, any LC Disbursement made on or prior to the last day of the Availability Period). Any participation held by any Lender in a Collateralized Letter of Credit after the last day of the Availability Period (other than in respect of any Unreimbursed Amounts arising from LC Disbursements made on or prior to the last day of the Availability Period) shall be deemed to have been assigned on the last day of the Availability Period to the Issuing Bank that issued such Collateralized Letter of Credit.

Section 2.06.        Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 3:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to the account designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans identified by the Borrower in the applicable Borrowing Request to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)               Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount or (ii) in the case of the Borrower, the interest rate applicable to the subject Loan pursuant to Section 2.13 (it being understood that nothing in this paragraph shall require the Borrower to pay any interest in duplication of the interest payable under such Section). If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any such payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.07.        Interest Elections. (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or as otherwise provided in Section 2.03 and, in the case of a LIBOR Borrowing or a EURIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing (if denominated in US Dollars) to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBOR

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Borrowing or a EURIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The Borrower may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing and the Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing.

(b)               To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type, and in the currency, resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by hand delivery, e-mail or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Financial Officer on behalf of the Borrower (or, in the case of any Borrowing denominated in US Dollars, by telephonic notification, confirmed promptly by hand delivery, e-mail or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Financial Officer on behalf of the Borrower). Notwithstanding any other provision of this Section, the Borrower shall not be permitted to change the currency of any Borrowing or to elect an Interest Period for LIBOR Loans or EURIBOR Loans that does not comply with Section 2.02(d).

(c)                Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                 the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)               the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)             the Type of the resulting Borrowing, which shall comply with Section 2.02(b); and

(iv)             if the resulting Borrowing is to be a LIBOR Borrowing or a EURIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing or EURIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)               Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

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(e)                If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing or EURIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) in the case of a LIBOR Borrowing denominated in US Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of any other LIBOR Borrowing or a EURIBOR Borrowing, such Borrowing shall be continued as a Borrowing of the applicable Type and currency for an Interest Period of one month.

(f)                Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (provided that no such notice shall be required in the case of any Event of Default under clause (h) or (i) of Article VII with respect to the Borrower), then, so long as an Event of Default is continuing (i) in the case of Borrowings denominated in US Dollars, no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and, unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (ii) in the case of Borrowings denominated in Alternative Currencies, unless repaid, each LIBOR Borrowing and EURIBOR Borrowing shall be continued as a LIBOR Borrowing or a EURIBOR Borrowing, as applicable, with an Interest Period of one month.

Section 2.08.        Termination, Reduction and Increase of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)               The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and any concurrent prepayment of the Loans in accordance with Section 2.11, the total Credit Exposures would exceed the total Commitments.

(c)                The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d)               The Borrower may from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) executed by the Borrower and one or more financial institutions (which may include any Lender) that are willing to extend a Commitment or, in the case of any such financial institution that is already a

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Lender, to increase its Commitment (any such financial institution referred to in this Section being called an “Increasing Lender”), cause the total Commitments to be increased by such new or incremental Commitments of the Increasing Lenders, in an amount for each Increasing Lender as set forth in such notice; provided that (i) the aggregate principal amount of any increase in the total Commitments made pursuant to this Section shall not be less than US$25,000,000 and the aggregate principal amount of all such increases shall not exceed US$150,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the prior written approval of the Administrative Agent and each Issuing Bank (which approval shall not be unreasonably withheld) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed Accession Agreement. New Commitments and increases in Commitments created pursuant to this Section shall become effective (A) in the case of an Increasing Lender already a Lender under this Agreement, on the date specified in the applicable notice delivered pursuant to this Section and (B) in the case of an Increasing Lender not already a Lender under this Agreement, on the effective date of the applicable Accession Agreement. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless (1) the Administrative Agent shall have received documents consistent with those delivered under Sections 4.01(b) and 4.01(c) as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase and (2) on the date of such increase, the conditions set forth in Section 4.03 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 4.03(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower. Following any extension of a new Commitment or increase of a Lender’s Commitment pursuant to this paragraph, any Loans outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid and, if the Borrower shall so elect, refinanced with new Loans made pursuant to Section 2.01 ratably in accordance with the Commitments in effect following such extension or increase.

Section 2.09.        Extension of Maturity Date. The Borrower may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 45 days and not more than 75 days prior to any anniversary of the Restatement Effective Date, request that the Lenders extend the Maturity Date for an additional period of one year. Each Lender shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Maturity Date Extension Request from the Borrower, advise the Borrower whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender”, and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Borrower and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting the Required Lenders shall have agreed to a Maturity Date Extension Request, then the Maturity Date shall, as to the

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Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect (the first date on which such consent of the Required Lenders is obtained and the conditions specified below are satisfied being referred to as the “Extension Closing Date”). The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrower shall also make such other prepayments of Loans pursuant to Section 2.11 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the total Credit Exposures would not exceed the total Commitments. Notwithstanding the foregoing provisions of this Section, the Borrower shall have the right, pursuant to and in accordance with Section 2.19(b), at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to the applicable Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, (a) the Availability Period and the Maturity Date (without taking into consideration any extension pursuant to this Section 2.09), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Banks, may not be extended without the prior written consent of such Issuing Bank (it being understood and agreed that, in the event any Issuing Bank shall not have consented to any such extension, (i) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder through the Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.05, 2.15, 2.17, 9.03 and 9.08, as applicable, as to Letters of Credit issued prior to such time), and (ii) the Borrower shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to any effectiveness of the extension of the applicable Existing Maturity Date pursuant to this paragraph (and, in any event, no later than the Existing Maturity Date)) and (b) no extension of the Maturity Date pursuant to this Section shall become effective unless on the applicable Extension Closing Date, the conditions set forth in Section 4.03 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such extension and without giving effect to the parenthetical in Section 4.03(a)) and, if reasonably requested by the Administrative Agent, the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower as well as documents consistent with those delivered under Sections 4.01(b) and 4.01(c) as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such extension.

Section 2.10.        Repayment of Loans; Evidence of Debt. (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to the Borrower on the Maturity Date (in the case of any Declining Lender, without giving effect to the extension thereof pursuant to Section 2.09).

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(b)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and currency thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)               The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.

(e)                Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Borrower and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.        Prepayment of Loans. (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b)               If the total Credit Exposures shall exceed the total Commitments, then (i) if any Borrowings are outstanding, (A) on the last day of any Interest Period for any LIBOR Borrowing or EURIBOR Borrowing and (B) on each other day on which any ABR Borrowing shall be outstanding, the Borrower shall prepay Borrowings in an aggregate amount equal to the lesser of (x) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (y) the amount of the applicable Borrowings referred to in clause (A) or (B), as applicable, and (ii) if no Borrowings are outstanding, deposit US Dollars as cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i) in an aggregate amount equal to the lesser of (A) the amount equal to such excess and (B) the aggregate amount of the LC Exposures. If the total Credit Exposure on the last day of any month shall exceed 105% of the total Commitments, then the Borrower shall, not later than the next Business Day, prepay one or more Borrowings (and, if no Borrowings are outstanding, deposit US Dollars as cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i)) in the amount necessary to eliminate such excess.

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(c)                Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)               The Borrower shall notify the Administrative Agent by a written notice signed by a Financial Officer on behalf of the Borrower of any prepayment of a Borrowing hereunder (i) in the case of a LIBOR Borrowing denominated in US Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (ii) in the case of a LIBOR Borrowing denominated in an Alternative Currency or a EURIBOR Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable) and (iii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(c). Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each optional partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and currency as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

Section 2.12.        Fees. (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate set forth under the caption “Facility Fee” in the definition of such term on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates; provided that if such Lender continues to have any Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Restatement Effective Date, and on the date on which the Commitments shall have terminated and the Lenders shall have no Credit Exposure; provided that facility fees accruing after the Commitments shall have terminated shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)               The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to LIBOR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such

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Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)               All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to it) for distribution, in the case of facility fees and Letter of Credit participation fees, to the Persons entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.13.        Interest. (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate set forth under the caption “ABR Margin” in the definition of such term.

(b)               The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “LIBOR/EURIBOR Margin” in the definition of such term.

(c)                The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “LIBOR/EURIBOR Margin” in the definition of such term.

(d)               Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

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(e)                Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion or continuation of any LIBOR Loan or any EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion or continuation. All interest shall be payable in the currency in which the applicable Loan is denominated.

(f)                All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days and (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest on Borrowings denominated in Canadian Dollars shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted LIBO Rate, EURIBO Rate or Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14.        Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing or a EURIBOR Borrowing:

(a)                the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the EURIBO Rate, as the case may be, for such Interest Period; or

(b)               the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or EURIBO Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof (which may be by telephone) to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected LIBOR Borrowing or EURIBOR Borrowing, as the case may be, shall be ineffective, (ii) any affected LIBOR Borrowing shall (A) if denominated in US Dollars, be continued as an ABR Borrowing, or (B) otherwise, bear interest, from and after the end of the immediately preceding Interest Period applicable thereto, at a rate equal to the rate per annum determined by the Administrative Agent to be representative of the Lenders’ cost of funding the applicable Loans (with the Borrower and each Lender agreeing that the Administrative Agent may make such determination in any manner it determines is reasonable, and that such determination shall be conclusive) plus the Applicable Rate set forth under the caption “LIBOR/EURIBOR Margin” in the definition of such term, (iii) any affected

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EURIBOR Borrowing shall bear interest, from and after the end of the immediately preceding Interest Period applicable thereto, at a rate equal to the rate per annum determined by the Administrative Agent to be representative of the Lenders’ cost of funding the applicable Loans (with the Borrower and each Lender agreeing that the Administrative Agent may make such determination in any manner it determines is reasonable, and that such determination shall be conclusive) plus the Applicable Rate set forth under the caption “LIBOR/EURIBOR Margin” in the definition of such term and (iv) any Borrowing Request for an affected LIBOR Borrowing or EURIBOR Borrowing shall (A) in the case of a Borrowing denominated in US Dollars, be deemed to be a request for an ABR Borrowing or (B) in all other cases, be ineffective.

Section 2.15.        Increased Costs. (a)  If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)               impose on any Lender, any Issuing Bank or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans, EURIBOR Loans or any Letter of Credit or participations therein; or

(iii)             subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any LIBOR Loan or EURIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b)               If any Lender or Issuing Bank determines in good faith that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will

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pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)                A certificate of a Lender or Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the manner in which such amount or amounts have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)               Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs, expenses or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law or other circumstance giving rise to such increased costs, expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law or other circumstance giving rise to such increased costs, expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased or other cost or reduction pursuant to this Section if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

Section 2.16.        Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan or EURIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional prepayment of Loans), (b) the conversion of any LIBOR Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date or in the amount specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (d) the assignment of any LIBOR Loan or EURIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (but not for any anticipated profits) attributable to such event, including, if any of the foregoing Loans are denominated in any Alternative Currency, the actual costs and expenses of such Lender attributable to the premature unwinding of any hedging agreement entered into by such Lender in respect of the foreign currency exposure attributable to such Loan. In the case of a LIBOR Loan or EURIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the EURIBO Rate, as applicable, that would have been applicable to such Loan (and, for avoidance of doubt, without giving effect to any Applicable Rate that would

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otherwise have been applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Relevant Interbank Market. The Borrower shall also compensate each Lender for the loss, cost or expense attributable to any failure by the Borrower to deliver a timely Interest Election Request with respect to a LIBOR Borrowing or a EURIBOR Borrowing. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17.        Taxes. (a)  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction or withholding for Taxes except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) required the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)               In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(c)                The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Recipient on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)               As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e)                Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                (i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax under the law of the jurisdiction in which the Borrower is resident or located, or any treaty to which such jurisdiction is a party, with respect to payments made under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent, as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation (together, if requested by such Lender, with a certified English translation thereof). In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) or (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)               Without limiting the generality of the foregoing,

(A)             any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

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(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)       executed originals of IRS Form W-8ECI;

(3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)       to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct or indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a

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basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)             if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)               If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts paid pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the indemnified party, agrees to repay to the indemnified party the amount paid pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent, any Issuing Bank or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)               Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.

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(i)                 For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.18.        Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a)  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or otherwise) prior to the time required hereunder for such payment or, if no such time is expressly required, prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without any defense, set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent for the account of the applicable Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Borrower, except that payments to be made directly to an Issuing Bank as provided herein shall be so directly made and payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder and under each other Loan Document of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)               If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on

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their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including pursuant to Section 2.09) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)               Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each applicable Lender or Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                If any Lender shall fail to make any payment required to be made by it hereunder to or for the account the Administrative Agent or any Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to this Agreement (including pursuant to Sections 2.05(e), 2.06(b), 2.18(d) or 9.03(c)), in each case in such order as shall be determined by the Administrative Agent in its discretion.

Section 2.19.        Mitigation Obligations; Replacement of Lenders. (a)  If any Lender requests any payments under Section 2.15, or if the Borrower is required to pay Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not

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otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)               If (i) any Lender requests any payments under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender becomes a Declining Lender or (v) any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, with the Borrower or the replacement Lender paying any applicable processing or recordation fees), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent and each Issuing Bank (which consent shall not unreasonably be withheld), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (D) in the case of any such assignment and delegation resulting from the status of such Lender as a Declining Lender, the assignee shall have agreed to the applicable Maturity Date Extension Request and (E) in the case of any such assignment and delegation resulting from the status of such Lender as a Non-Consenting Lender, such assignment, together with any assignments by other Non-Consenting Lenders, will enable the Borrower to obtain sufficient consents to cause the applicable amendment, modification or waiver to become effective. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

Section 2.20.        Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                facility fees shall continue to accrue on the amount of the Commitment of such Defaulting Lender pursuant to Section 2.12(a) only to the extent of the Credit Exposure of such Defaulting Lender (excluding any portion thereof constituting LC Exposure of such Defaulting Lender that is subject to reallocation under clause (c)(i) below);

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(b)               the Commitment and the Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)                if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)                 the LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all Non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s LC Exposure (in each case, excluding the portion thereof referred to above) does not exceed the sum of all Non-Defaulting Lenders’ Commitments and (y) each Non-Defaulting Lenders’ Credit Exposure does not exceed its Commitment;

(ii)               if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent or an Issuing Bank (provided that such Issuing Bank shall immediately also notify the Administrative Agent) cash collateralize for the benefit of the applicable Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated as set forth in such clause in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii)             if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)             if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted to give effect to such reallocation; and

(v)               if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor

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cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender with respect to such portion of its LC Exposure, and all participation fees payable under Section 2.12(b) with respect to such portion of its LC Exposure, shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)               so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with clause (c) above, and participating interests in any such issued, amended, renewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with clause (c)(i) above (and such Defaulting Lender shall not participate therein).

(e)                In the event that (i) a Bankruptcy Event with respect to a Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

(f)                In the event that the Administrative Agent, the Borrower and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Article III

Representations and Warranties

The Borrower represents and warrants to the Lenders and the Issuing Banks, on the Restatement Effective Date and as of each other date the representations and warranties are required or deemed to be made pursuant to this Agreement, that:

Section 3.01.        Organization; Powers. Each of the Borrower and its Subsidiaries are duly organized, validly existing and in good standing (to the extent such concept is recognized in the jurisdiction of organization thereof) under the laws of the jurisdiction of its

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organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case (other than with respect to organization, existence and good standing in its jurisdiction of organization of the Borrower), except where the failure to do so, individually or in the aggregate, would not be materially likely to have a Material Adverse Effect.

Section 3.02.        Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.        Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate the charter, by-laws or other organizational documents of the Borrower, (c) will not violate any applicable law, rule or regulation or any order of any Governmental Authority, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries or their respective assets pursuant to the terms of any indenture, agreement or other instrument binding on the Borrower or any of its Subsidiaries, except in each case (other than in the case of clause (b) or (e)), where the absence of such consent or approval, or the failure to make such registration or filing, or take such other action, or such violation, default or payment would not be materially likely, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.04.        Financial Condition; No Material Adverse Change. (a)  The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of operations, comprehensive income, stockholders equity and cash flows as of the end of and for the fiscal year ended October 31, 2016, reported on by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

(b)               Since October 31, 2016, there has been no material adverse effect on the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole.

Section 3.05.        Litigation and Environmental Matters. (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending

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against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that would be materially likely, individually or in the aggregate, to have a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)               Except with respect to any matters that, individually or in the aggregate, would not be materially likely to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.06.        Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, has not resulted and would not be materially likely to have a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.07.        Investment Company Status. The Borrower is not an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940.

Section 3.08.        Properties. (a)  Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except where the failure to have such title or such leasehold interests, individually or in the aggregate, has not resulted in and would not be materially likely to have a Material Adverse Effect.

(b)               Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not be materially likely to have a Material Adverse Effect.

Section 3.09.        Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the regulations of the Board of Governors, including Regulation U or Regulation X. Not more than 25% of the value of the assets of the Borrower individually, or of the Borrower and the Subsidiaries on a consolidated basis, subject to any provision of this Agreement under which the sale, pledge or disposition of assets is restricted (within the meaning of Regulation U), will consist of margin stock (as defined in Regulation U).

Section 3.10.        Taxes. The Borrower and its Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them pursuant to said Tax returns or pursuant

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to any assessment received by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves (to the extent required by GAAP) or (b) to the extent that the failure to do so would not, individually or in the aggregate, be materially likely to have a Material Adverse Effect.

Section 3.11.        ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would be materially likely to be expected to have a Material Adverse Effect.

Section 3.12.        Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information (taken as a whole) (other than projections, other forward looking information and information of a general economic or industry specific nature) furnished by or on behalf of the Borrower to the Administrative Agent, any Arranger, any Syndication Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and other forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished (it being understood and agreed that actual results may vary materially from the projections).

Section 3.13.        AML Laws; Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers, employees or Affiliates, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person or (ii) is in material violation of AML Laws, Anti-Corruption Laws, or Sanctions. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent, or otherwise. The Borrower represents that, except as disclosed to the Administrative Agent and the Lenders prior to the date of this Agreement, neither it nor any of its Subsidiaries, nor its parent company, or, to the knowledge of the Borrower, any other Affiliate has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

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Article IV

Conditions

Section 4.01.        Restatement Effective Date. The amendment and restatement of the Existing Credit Agreement to be in the form of this Agreement shall become effective on the first date on which the following conditions precedent shall have been satisfied (or waived in accordance with Section 9.02 of the Existing Credit Agreement):

(a)                The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)               The Administrative Agent and the Arrangers shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Restatement Effective Date) of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Borrower, covering such matters relating to the Borrower, this Agreement or the Transactions as the Administrative Agent or the Arrangers shall reasonably request.

(c)                The Administrative Agent and the Arrangers shall have received such documents and certificates as the Administrative Agent, the Arrangers or their respective counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent, the Arrangers and their respective counsel.

(d)               The Administrative Agent and the Arrangers shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming satisfaction of the conditions set forth in paragraphs (a) and (b) of Section 4.03.

(e)                The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced at least two Business Days prior to the Restatement Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f)                The Administrative Agent, the Arrangers and the Lenders shall have received, at least two Business Days prior to the Restatement Effective Date, all documentation and other information relating to the Borrower requested by them at least 10 Business Days prior to the Restatement Effective Date for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

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(g)               The Term Loan Credit Agreement shall have become (or, substantially contemporaneously with the amendment and restatement of the Existing Credit Agreement to be in the form of this Agreement becoming effective, shall become) effective, and the Arrangers shall have received a copy of the definitive Term Loan Credit Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding upon all parties hereto.

Section 4.02.        [Reserved].

Section 4.03.        Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)                The representations and warranties of the Borrower set forth in this Agreement (other than, after the Restatement Effective Date, the representations and warranties set forth in Sections 3.04(b) and 3.05(a)) shall be true and correct (i) in the case of such representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be true and correct in all respects or in all material respects, as applicable, on and as of such date.

(b)               At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (other than any conversion or continuation of any Loan) and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.

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Article V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all LC Disbursements have been reimbursed and all Letters of Credit (other than Collateralized Letters of Credit) have expired or been terminated, the Borrower covenants and agrees with the Lenders that:

Section 5.01.        Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for transmission to each Lender:

(a)                within 90 days after the end of each fiscal year of the Borrower (or, if earlier, the date on which the Borrower files the same with the SEC), a copy of its audited consolidated balance sheet and related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by a report of PricewaterhouseCoopers LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of the related audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP consistently applied;

(b)               within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, the date on which the Borrower files the same with the SEC), a copy of its consolidated balance sheet and related consolidated statements of operations and comprehensive income as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and the related statement of cash flows for the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (which certification requirement shall be deemed satisfied by the execution by a Financial Officer of the certification required to be filed with the SEC pursuant to Item 601 of Regulation S-K);

(c)                concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate signed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken

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with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.07 (including whether any Acquisition Indebtedness has been excluded from the calculation of Adjusted Consolidated Total Indebtedness);

(d)               promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or distributed by the Borrower to its stockholders generally, as the case may be; and

(e)                promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower and the Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to clause (a), (b) or (d) of this Section shall be deemed to have been delivered if and when such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on DebtDomain or any similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov or the website of the Borrower at http://www.keysight.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 5.02.        Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a)                the occurrence of any Default;

(b)               the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Subsidiary that would be materially likely to have a Material Adverse Effect;

(c)                the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would be materially likely to be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding US$100,000,000; and

(d)               any other development that has had, or in the judgment of the Borrower would be materially likely to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer setting forth the details of the event or development requiring such notice (or referring to a description of such event or development in the publicly available SEC filings of the Borrower) and any action taken or proposed to be taken with respect thereto.

Section 5.03.        Existence. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted by Section 6.04; provided that this Section shall

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not require the preservation of the legal existence of any Subsidiary if the Borrower shall determine that the preservation of such existence is no longer necessary or desirable in the conduct of the business of the Borrower and the Subsidiaries taken as a whole.

Section 5.04.        Businesses and Properties. Except as otherwise permitted by Section 6.04 or where the failure to do so would not be materially likely to have a Material Adverse Effect, the Borrower will, and will cause each Subsidiary to, at all times (a) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and (b) maintain, preserve and protect all property material to the conduct of such business.

Section 5.05.        Payment of Taxes. The Borrower will, and will cause each of the Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith, (b) the Borrower or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP and (c) the failure to make payment pending such contest would not be materially likely to be expected to have a Material Adverse Effect.

Section 5.06.        Insurance. The Borrower will, and will cause its Subsidiaries, as appropriate, to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that the Borrower and its Subsidiaries may self-insure up to the same extent as other companies of similar size engaged in comparable businesses.

Section 5.07.        Books and Records; Inspection Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, to the extent required by GAAP. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, at reasonable times and upon reasonable prior notice (given through the Administrative Agent), to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants (it being agreed that, the foregoing, with respect to any Subsidiary, will be coordinated through the Borrower).

Section 5.08.        Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws and ERISA, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. In addition, the Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

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SECTION 5.09.   Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit only for general corporate purposes of the Borrower and the Subsidiaries, including to finance, in part, the Ixia Acquisition and the Ixia Refinancing and the payment of fees and expenses related thereto and to finance repurchases of the outstanding common stock of the Borrower and other acquisitions. The Borrower will not permit the proceeds of any Loan or any Letter of Credit to be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the regulations of the Board of Governors, including Regulation U or Regulation X. The Borrower will not permit more than 25% of the value of the assets of the Borrower individually, or of the Borrower and the Subsidiaries on a consolidated basis, that are subject to any provision of this Agreement under which the sale, pledge or disposition of assets is restricted (within the meaning of Regulation U) to consist of margin stock (as defined in Regulation U).

Article VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all LC Disbursements have been reimbursed and all Letters of Credit (other than Collateralized Letters of Credit) have expired or been terminated, the Borrower covenants and agrees with the Lenders that:

Section 6.01.        Subsidiary Indebtedness. The Borrower will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness or permit to exist any preferred stock or other preferred equity interests, except:

(a)                Indebtedness under this Agreement;

(b)               Indebtedness, preferred stock or other preferred equity interests existing on the date hereof and set forth on Schedule 6.01 and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by the amount of any fees, original issue discount, costs and expenses in connection with such extension, renewal or replacement and any accrued interest on such Indebtedness);

(c)                Indebtedness, preferred stock or preferred equity interests of Subsidiaries existing at the time they become Subsidiaries (or, in the case of any Indebtedness, merged or consolidated with or into the Borrower or any Subsidiary) after the date hereof and not incurred or issued or sold in contemplation of their becoming Subsidiaries (or such merger or consolidation) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by the amount of any fees, original issue discount, costs and expenses in connection with such extension, renewal or replacement and any accrued interest on such Indebtedness);

(d)               Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement by such Subsidiary of any fixed or capital assets, including

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Capital Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by the amount of any fees, original issue discount, costs and expenses in connection with such extension, renewal or replacement and any accrued interest on such Indebtedness);

(e)                Indebtedness of any Subsidiary to the Borrower or any other Subsidiary, or any preferred stock or other preferred equity interests of any Subsidiary held by the Borrower or any other Subsidiary; provided that no such Indebtedness, preferred stock or other preferred equity interests shall be assigned to, or subjected to any Lien in favor of, a Person other than the Borrower or a Subsidiary;

(f)                Indebtedness of any Subsidiary as an account party in respect of letters of credit or letters of guarantee, in each case backing obligations that do not constitute Indebtedness of any Subsidiary;

(g)               Indebtedness consisting of industrial development, pollution control or other revenue bonds or similar instruments issued or guaranteed by any Governmental Authority;

(h)               other Indebtedness and preferred stock and other preferred equity interests; provided that the sum, without duplication, of (i) the aggregate principal amount of the outstanding Indebtedness, and the aggregate liquidation preference value of the outstanding preferred stock and other preferred equity interests, permitted by this clause (h), (ii) the aggregate principal amount of the outstanding Indebtedness secured by Liens (including Liens deemed to exist in connection with Securitization Transactions) permitted by Section 6.02(j) and (iii) the Attributable Debt in respect of Sale-Leaseback Transactions permitted by Section 6.03(b) does not at any time exceed the greater of (A) US$400,000,000 and (B) 10% of Consolidated Stockholders’ Equity; provided further that no Subsidiary will be permitted under this clause (h) to provide a Guarantee in respect of the Term Loan Credit Agreement unless, substantially concurrently therewith, such Subsidiary also provides a Guarantee in respect of the Obligations on terms that are no less favorable to the Lenders than the terms of such Guarantee in respect of the Term Loan Credit Agreement; and

(i)                 Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof.

Section 6.02.        Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)                Permitted Liens;

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(b)               Liens created under this Agreement, and Liens on cash collateral provided by the Borrower to an Issuing Bank in respect of Collateralized Letters of Credit as contemplated by Section 2.05(n);

(c)                Liens existing on the date hereof and set forth on Schedule 6.02 and any extensions, renewals or replacements thereof; provided that (i) no such Lien shall apply to any other assets of the Borrower or any Subsidiary, other than improvements and accessions to the subject assets and proceeds thereof, and (ii) no such Lien shall secure obligations other than those that it secured on the date hereof and permitted extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than by the amount of any fees, original issue discount, costs and expenses in connection with such extension, renewal or replacement and any accrued interest on such obligation);

(d)               Liens on assets existing at the time such assets are acquired by the Borrower or a Subsidiary and any extensions, renewals or replacements thereof; provided that (i) no such Lien is created in contemplation of or in connection with any such acquisition, (ii) no such Lien shall apply to any other assets of the Borrower or any Subsidiary, other than improvements and accessions to the subject assets and proceeds thereof, and (iii) no such Lien shall secure obligations other than those that it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than by the amount of any fees, original issue discount, costs and expenses in connection with such extension, renewal or replacement and any accrued interest on such obligation);

(e)                Liens on assets of any Person at the time such Person becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Borrower or a Subsidiary in a transaction permitted hereunder) after the date hereof and any extensions, renewals and replacements thereof; provided that (i) no such Lien is created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation), (ii) no such Lien shall apply to any other assets of the Borrower or any Subsidiary, other than improvements and accessions to the subject assets and proceeds thereof, and (iii) no such Lien shall secure obligations other than those that it secures on the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than by the amount of any fees, original issue discount, costs and expenses in connection with such extension, renewal or replacement and any accrued interest on such obligation);

(f)                Liens securing Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including Liens deemed to exist in connection with Capital Lease Obligations) acquired after the date hereof to the extent such Liens are created at the time of or within 180 days after the acquisition, or the completion of such construction or improvement, of such fixed or capital assets, and any Liens securing extensions, renewals and replacements of such Indebtedness that do not increase the outstanding principal amount thereof (other than by the amount of any fees, original issue discount, costs and expenses in connection with such extension, renewal or

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replacement and any accrued interest on such Indebtedness); provided that no such Lien shall apply to any assets of the Borrower or any Subsidiary, other than the subject fixed or capital assets, improvements and accessions thereto and proceeds thereof;

(g)               customary Liens arising from or created in connection with the issuance of trade letters of credit for the account of the Borrower or any Subsidiary supporting obligations not constituting Indebtedness; provided that such Liens encumber only the raw materials, inventory, machinery or equipment in connection with the purchase for which such letters of credit are issued;

(h)               Liens on assets of Subsidiaries securing obligations owed to the Borrower or one or more other Subsidiaries;

(i)                 Liens on cash collateral or government securities to secure obligations under Hedging Agreements; provided that the aggregate value of any collateral so pledged does not exceed US$30,000,000 in the aggregate at any time;

(j)                 other Liens securing or deemed to exist in connection with Indebtedness and sales of accounts receivable and interests therein pursuant to Securitization Transactions; provided that the sum, without duplication, of (i) the aggregate principal amount of the outstanding Indebtedness secured by Liens or deemed to exist in connection with Securitization Transactions permitted by this clause (j), (ii) the aggregate principal amount of the outstanding Indebtedness and the aggregate liquidation preference value of the outstanding preferred stock and other preferred equity interests permitted by Section 6.01(h) and (iii) the Attributable Debt in respect of Sale-Leaseback Transactions permitted by Section 6.03(b) does not at any time exceed the greater of (A) US$400,000,000 and (B) 10% of Consolidated Stockholders’ Equity; provided further that neither the Borrower nor any Subsidiary may create or permit to exist in reliance on this clause (j) any Liens on its properties or assets securing any obligations under the Term Loan Credit Agreement unless such properties or assets also secure, on an equal and ratable basis pursuant to documentation reasonably satisfactory to the Administrative Agent, the Obligations;

(k)               in connection with the sale or transfer of any equity interests or other assets in a transaction permitted hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(l)                 in the case of (i) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or (ii) the equity interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to equity interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreements; and

(m)             Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any

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letter of intent or purchase agreement for any acquisition or other transaction permitted hereunder.

Section 6.03.        Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any Sale-Leaseback Transaction, except:

(a)                Sale-Leaseback Transactions existing on the date hereof and set forth on Schedule 6.03 and extensions, renewals or replacements of any such Sale-Leaseback Transaction; provided that the assets subject to any such extended, renewed or replaced Sale-Leaseback Transaction shall include only the assets subject thereto on the date hereof, improvements and accessions thereto and proceeds thereof; and

(b)               other Sale-Leaseback Transactions; provided that the sum, without duplication, of (i) the aggregate Attributable Debt in respect of Sale-Leaseback Transactions permitted by this clause (b), (ii) the aggregate principal amount of the outstanding Indebtedness, and the aggregate liquidation preference value of the outstanding preferred stock and other preferred equity interests, permitted by Section 6.01(h) and (iii) the aggregate principal amount of the outstanding Indebtedness secured by Liens (including Liens deemed to exist in connection with Securitization Transactions) permitted by Section 6.02(j) does not at any time exceed the greater of (A) US$400,000,000 and (B) 10% of Consolidated Stockholders’ Equity.

Section 6.04.        Fundamental Changes. (a)  The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets representing all or substantially all the consolidated assets of the Borrower and the Subsidiaries (whether now owned or hereafter acquired), or liquidate or dissolve, except that if at the time thereof and immediately after giving pro forma effect thereto (as if the relevant transaction and any related incurrence or repayment of Indebtedness had occurred at the beginning of the most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Sections 5.01(a) or 5.01(b) or, prior to the delivery of any such financial statements, at October 31, 2016) no Default shall have occurred and be continuing (i) any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower) may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (iii) any Subsidiary may liquidate or dissolve or, so long as such transaction does not constitute a transfer or other disposition (in one transaction or in a series of transactions) of all or substantially all the consolidated assets of the Borrower and the Subsidiaries (whether now owned or hereafter acquired), merge with or into any other Person (other than the Borrower).

(b)               The Borrower will not, and will not permit any Subsidiary to, engage to any extent material to the Borrower and the Subsidiaries on a consolidated basis in any business other than the businesses of the type conducted by the Borrower and the Subsidiaries on the Restatement Effective Date and businesses reasonably related or complementary thereto.

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SECTION 6.05.     Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; (b) transactions between or among the Borrower and the Subsidiaries (or between or among two or more Subsidiaries) not involving any other Affiliate; and (c) compensation arrangements for directors or executive officers approved by the Board of Directors of the Borrower or the compensation committee of such Board of Directors; provided that nothing contained in this Section shall prevent the Borrower from paying dividends or making other cash distributions to its stockholders.

Section 6.06.        Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement that (a) restricts the ability of the Borrower or any Subsidiary to create or permit to exist any Lien that secures the Obligations outstanding under this Agreement or (b) restricts the ability of any Subsidiary to pay dividends or other distributions to the Borrower or other Subsidiaries or to make loans or advances to the Borrower or other Subsidiaries or to repay loans or advances made by the Borrower or other Subsidiaries to it or to Guarantee the Obligations outstanding under this Agreement; provided that the foregoing shall not apply to:

(a)                restrictions or conditions imposed by law or by this Agreement;

(b)               restrictions or conditions existing on the date hereof and set forth in Schedule 6.06 (or to any extension, amendment, modification, renewal or replacement thereof not expanding the scope of any such restriction or condition);

(c)                restrictions or conditions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions or conditions were not entered into in contemplation of such Person becoming a Subsidiary, to the extent such restrictions and conditions apply only to such Subsidiary and not to any other Subsidiary;

(d)               restrictions or conditions in agreements that represent or secure Indebtedness of a Foreign Subsidiary, provided that such restrictions or conditions apply solely to such Foreign Subsidiary;

(e)                restrictions or conditions that are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint ventures;

(f)                restrictions or conditions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 and 6.02 but solely to the extent any negative pledge or other restriction on Liens relates to the property financed by such Indebtedness, and negative pledge clauses in favor of any holder of Indebtedness permitted under this Agreement that restrict Liens unless the holder of such Indebtedness is equally and ratably secured thereby;

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(g)               customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or of any assets pending such sale to the extent that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(h)               restrictions and conditions imposed upon any project finance, securitization or other special purpose Subsidiary in connection with any incurrence by it of Indebtedness permitted hereunder if (i) the principal obligations arising under such transaction are solely obligations of such Subsidiary and are non-recourse to the Borrower or any other Subsidiary and (ii) such restrictions apply only to such Subsidiary and not to any other Subsidiary;

(i)                 restrictions and conditions imposed on the transfer of licensed intellectual property and customary provisions in leases, licenses or other agreements that restrict the assignment, sublease or sublicense of such agreements or any rights thereunder;

(j)                 customary financial covenants affecting the maintenance or retention of assets or capital by a Subsidiary;

(k)               restrictions and conditions imposed by the Term Loan Credit Agreement as in effect on the date hereof or by definitive documents governing any other Indebtedness of the Borrower or any Subsidiary (including the Bridge Facility) so long as such restrictions and conditions governing any such other Indebtedness are not materially less favorable to the interests of the Lenders than those restrictions and covenants contained in the Term Loan Credit Agreement as in effect on the date hereof; and

(l)                 restrictions or conditions imposed by any agreement relating to secured Indebtedness that is permitted under Section 6.01 and 6.02, to the extent that such restrictions apply only to the property or assets securing such Indebtedness; provided that, in the case of any such Indebtedness that is secured by any Lien permitted by Section 6.02(j), if such Lien extends to all or substantially all of the assets of the Borrower and the Subsidiaries (other than Foreign Subsidiaries) (it being understood that, for purposes of the foregoing determination, customary exceptions for “excluded property” shall be disregarded and such Lien shall be deemed to extend to such “excluded property”), the applicable agreements shall not restrict the Borrower and the Subsidiaries from creating, incurring or permitting to exist Liens upon any of their assets to secure the Obligations so long as the aggregate principal amount of any Indebtedness so secured does not, at any time, exceed the total of the Commitments in effect at such time (or, if the Commitments have terminated, then most recently in effect).

The Borrower will not permit any restrictive agreements under this Section 6.06 that, individually or in the aggregate, would limit the ability of the Subsidiaries, taken as a whole, to pay dividends or make distributions to the Borrower to the extent that such dividends or distributions are required in order to enable the Borrower to perform its obligations under this Agreement.

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SECTION 6.07      Financial Covenants. (a)  The Borrower will not at any time permit the ratio of (i) Adjusted Consolidated Total Indebtedness at such time to (ii) Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters to be greater than (A) with respect to the period prior to the Ixia Acquisition Closing Date, 3.50 to 1.00, (B) with respect to the period commencing on the Ixia Acquisition Closing Date and ending on the last day of the fourth full fiscal quarter after the Ixia Acquisition Closing Date, 4.00 to 1.00, (C) with respect to the period commencing on the day after the last day of the fourth full fiscal quarter after the Ixia Acquisition Closing Date and ending on the last day of the sixth full fiscal quarter after the Ixia Acquisition Closing Date, 3.75 to 1.00 and (D) from and after the day after the last day of the sixth full fiscal quarter after the Ixia Acquisition Closing Date, 3.50 to 1.00.

(b)               The Borrower will not at any time permit the ratio of (i) Consolidated EBITDA to (ii) consolidated interest expense, in each case for the most recently ended period of four fiscal quarters, to be less than 3.00 to 1.00.

Section 6.08.        Use of Proceeds. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

Article VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)                the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)               the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

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(c)                any representation, warranty or certification made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

(d)               the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.09 or in Article VI;

(e)                the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)                the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any Material Indebtedness, when and as the same shall become due and payable (but only after all the periods of grace, if any, applicable thereto have lapsed);

(g)               any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (all the periods of grace, if any, applicable thereto having lapsed, but with or without the giving of notice) the holder or holders of any Material Indebtedness (or, in the case of any Securitization Transaction, the purchasers or lenders thereunder or, in the case of any Hedging Agreement, the counterparties thereto) or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due or is required to be prepaid, repurchased, redeemed or defeased as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any Indebtedness that becomes due or is prepaid, repurchased, redeemed or defeased as a result of a refinancing thereof or (iii) any Acquisition Indebtedness incurred in connection with an Acquisition (including the Ixia Acquisition) prior to the date such Acquisition is consummated that becomes due or is required to be prepaid, repurchased, redeemed or defeased on account of such Acquisition not having been consummated prior to a specified date;

(h)               an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary

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or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                 the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation of a Subsidiary permitted by Section 6.04(a)(iii)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                 the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)               one or more judgments for the payment of money in an aggregate amount in excess of US$100,000,000 (net of any available insurance provided by a solvent and unaffiliated insurer that has not disputed coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or a judgment creditor shall have attached or levied upon any assets of the Borrower or any Subsidiary to enforce any such judgment (but only if such attachment or levy shall not be effectively stayed);

(l)                 an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would be materially likely to result in liability of the Borrower and the Subsidiaries in an aggregate amount in excess of US$100,000,000; or

(m)             a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any

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event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Article VIII

The Administrative Agent

Section 8.01.        Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as Administrative Agent under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Section 8.06, which shall also be for the benefit of the Borrower) are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02.        Rights as a Lender or Issuing Bank. Any Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the terms “Lender”, “Lenders”, “Issuing Bank” and “Issuing Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any of the Subsidiaries or any other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or Issuing Banks.

Section 8.03.        Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as

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provided in Section 9.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, could expose the Administrative Agent to liability or to be contrary to any Loan Document or applicable law, rule or regulation, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a final, non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall be deemed to have no knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made or deemed made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein as being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Credit Exposure or the component amounts thereof, any Exchange Rate or any US Dollar Equivalent.

Section 8.04.        Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action

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taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.        Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06.        Resignation or Removal of Administrative Agent. (a)  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent of the Borrower (so long as no Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing at such time), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)               If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments

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owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)               Any resignation pursuant to this Section 8.06 by a Person acting as Administrative Agent shall, unless such Person shall notify the Borrower and the Lenders otherwise, also act to relieve such Person and its Affiliates of any obligation to issue new, or extend existing, Letters of Credit where such issuance or extension is to occur on or after the effective date of such resignation. Upon the acceptance of a successor Administrative Agent’s appointment as Administrative Agent hereunder, (i) such successor Administrative Agent shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 8.07.        Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08.        No Other Duties, Etc. The parties agree that none of the Arrangers or the Syndication Agents referred to on the cover page of this Agreement shall, in its capacity as such, have any duties or responsibilities under this Agreement or any other Loan Document.

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Article IX

Miscellaneous

Section 9.01.        Notices. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)                 if to the Borrower, to it at Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403 (fax: 707-540-6490 ), Attention: Treasurer, with a copy to Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403 (fax: 707-540-6494), Attention: General Counsel;

(ii)               if to the Administrative Agent or Citibank, N.A., in its capacity as an Issuing Bank, to Citibank, N.A., 1615 Brett Road, Building #3, New Castle, Delaware 19720, Attention: Bank Loan Syndications (Fax No. (646) 274-5080); and

(iii)             if to any other Issuing Bank or Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)               Notwithstanding anything herein to the contrary, notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c)                Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(d)               (i)  The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on the Platform.

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(ii)               The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.02.        Waivers; Amendments. (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)               Subject to Section 9.02(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or any LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.13(d)), or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender adversely affected thereby, (iv) change

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Section 2.08(c) or Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of Commitment reductions or payments required thereby, as the case may be, without the written consent of each Lender adversely affected thereby or (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be. Notwithstanding anything else in this Section to the contrary (A) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Borrower and the Required Lenders and (B) no consent with respect to any waiver, amendment or modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be adversely affected by such amendment, waiver or other modification.

(c)                If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement, so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, modification or supplement.

Section 9.03.        Expenses; Indemnity; Damage Waiver. (a)  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the lawful enforcement of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b)               The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Syndication Agent, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any other Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether brought by any third party or by the Borrower or any of its Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This paragraph shall not apply with respect to Taxes, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Issuing Bank, or any Related Party of any of the foregoing, under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or such sub-agent), such Issuing Bank, or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity.

(d)               To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for (i) any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

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(e)                All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04.        Successors and Assigns. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues Letters of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)             the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (2) if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing at the time of such assignment, for any other assignment (provided that the Borrower shall nonetheless be provided notice of such assignment); provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof at the address and fax number specified in Section 9.01(a) hereof (as the same may be changed by the Borrower pursuant to Section 9.01(c));

(B)              the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)              each Issuing Bank.

(ii)               Assignments shall be subject to the following additional conditions:

(A)             except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining

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amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing at the time of such assignment; provided further that the Borrower shall be deemed to have consented to any such amount unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)              each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)              the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D)             the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate- level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii)             Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)             The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each

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Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)               Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)                Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a

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participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall not have any responsibility for maintaining a Participant Register.

(d)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05.        Survival. All covenants, agreements, representations and warranties made by the Borrower herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance

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of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Syndication Agent, any Issuing Bank or any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee, LC Disbursement or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit (other than any Collateralized Letter of Credit) is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06.        Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment advices submitted by them. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07.        Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.        Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement. The rights of each Lender, each Issuing Bank and each of their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.

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SECTION 9.09     Governing Law; Jurisdiction; Consent to Service of Process. (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)               Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any of its respective properties in the courts of any jurisdiction.

(c)                The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12.        Confidentiality; Non-Public Information. (a) The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority or any other regulatory authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (but only after giving prompt written notice to the Borrower, to the extent permitted by law, of any such requirement or request (except with respect to any audit or examination conducted by any Governmental Authority) so that the Borrower may seek a protective order or other appropriate remedy and/or waive compliance with this Section), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and their obligations, this Agreement or payments hereunder; (vii) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or their Obligations under this Agreement or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement; (viii) with the consent of the Borrower; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent, the Lenders and the Issuing Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, the Loans and the Commitments. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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(b)               Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(c)                The Borrower and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through DebtDomain or another website or other information platform (the “Platform”), (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.

Section 9.13.        Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.14.        Conversion of Currencies. (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

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(b)               The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 9.15.        USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.

Section 9.16.        No Fiduciary Relationship. The Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agents, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, any Arranger, any Syndication Agent, any Lender, any Issuing Bank or any of their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arrangers, the Syndication Agents, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Syndication Agents, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Syndication Agents, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17.        Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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(a)                the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 9.18.        Amendment and Restatement. Until the amendment and restatement of the Existing Credit Agreement becomes effective in accordance with the terms of Section 4.01, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Restatement Effective Date, all obligations of the Borrower, the Lenders, the Issuing Banks and the Administrative Agent under the Existing Credit Agreement shall become obligations of such Person hereunder and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof. This Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities but shall amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder.

[The remainder of this page has been left blank intentionally]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KEYSIGHT TECHNOLOGIES, INC.,

By: /s/ Jason A. Kary Name: Jason A. Kary Title: Vice President, Treasurer and Investor Relations

[Signature Page to Keysight Amended and Restated Credit Agreement]

CITIBANK, N.A., individually and as
Administrative Agent and an Issuing Bank,

By: /s/ Susan Olsen Name: Susan Olsen Title: Vice President

[Signature Page to Keysight Amended and Restated Credit Agreement]

SIGNATURE PAGE TO
KEYSIGHT TECHNOLOGIES, INC.
AMENDED AND RESTATED CREDIT AGREEMENT

BNP PARIBAS, individually and as an Issuing Bank

By: /s/ Brendan Heneghan Name: Brendan Heneghan Title: Director

By: /s/ Karim Remtoula Name: Karim Remtoula Title: Vice President

[Signature Page to Keysight Amended and Restated Credit Agreement]

SIGNATURE PAGE TO
KEYSIGHT TECHNOLOGIES, INC.
AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA N.A.,

By: /s/ Arti Dighe Name: Arti Dighe Title: Vice President

[Signature Page to Keysight Amended and Restated Credit Agreement]

SIGNATURE PAGE TO
KEYSIGHT TECHNOLOGIES, INC.
AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC

By: /s/ Marguerite Sutton Name: Marguerite Sutton Title: Vice President

[Signature Page to Keysight Amended and Restated Credit Agreement]

SIGNATURE PAGE TO
KEYSIGHT TECHNOLOGIES, INC.
AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Christopher Day Name: Christopher Day Title: Authorized Signatory
By: /s/ Kelly Heimrich Name: Kelly Heimrich Title: Authorized Signatory

[Signature Page to Keysight Amended and Restated Credit Agreement]

SIGNATURE PAGE TO
KEYSIGHT TECHNOLOGIES, INC.
AMENDED AND RESTATED CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH.

By: /s/ Ming K. Chu Name: Ming K. Chu Title: Director
By: /s/ Ross Levitsky Name: Ross Levitsky Title: Managing Director

[Signature Page to Keysight Amended and Restated Credit Agreement]

SIGNATURE PAGE TO
KEYSIGHT TECHNOLOGIES, INC.
AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/ Dhiren Desai Name: Dhiren Desai Title: Vice President

[Signature Page to Keysight Amended and Restated Credit Agreement]

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
Citibank, N.A.	$82,750,000
BNP Paribas	$82,750,000
Bank of America, N.A.	$82,750,000
Barclays Bank PLC	$56,250,000
Credit Suisse AG, Cayman Islands Branch	$55,500,000
Deutsche Bank AG New York Branch	$45,000,000
Wells Fargo Bank, National Association	$45,000,000

TOTAL:	$450,000,000.00

SCHEDULE 6.01

EXISTING SUBSIDIARY INDEBTEDNESS

None

SCHEDULE 6.02

EXISTING LIENS

None

SCHEDULE 6.03

EXISTING SALE AND LEASEBACK TRANSACTIONS

None

SCHEDULE 6.06

EXISTING RESTRICTIVE AGREEMENTS

None

EXHIBIT A

[FORM OF] ACCESSION AGREEMENT dated as of [  ] (this “Agreement”), among [NAME OF INCREASING LENDER] (the “Increasing Lender”), KEYSIGHT TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), and CITIBANK, N.A., as Administrative Agent.

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.08(d) of the Credit Agreement, the Borrower has invited the Increasing Lender, and the Increasing Lender desires, to become a party to the Credit Agreement and to assume the obligations of a Lender thereunder. The Increasing Lender is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Lender thereunder.

Accordingly, the Increasing Lender, the Borrower and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. (a) The Increasing Lender, as of the Effective Date (as defined below), hereby accedes to the Credit Agreement and shall thereafter have all rights, benefits and privileges accorded to, and be subject to all obligations of, a Lender under the Credit Agreement.

(b)       The Commitment of the Increasing Lender shall equal to (or, if the Increasing Lender is a Lender under the Credit Agreement prior to giving effect hereto, shall be increased by) the amount set forth opposite its signature hereto.

SECTION 2. Representations and Warranties, Agreements of Increasing Lender, etc. The Increasing Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, independently and without reliance on the Administrative Agent, any Arranger or any other Lender; (c) confirms that it will independently and without reliance on the Administrative Agent, any Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (d) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

SECTION 3. Effectiveness. This Agreement shall become effective as of [      ] (the “Effective Date”), subject to the Administrative Agent’s receipt of (a) counterparts of this Agreement duly executed on behalf of the Increasing Lender and the Borrower, (b) evidence of approval of the Increasing Lender by each Issuing Bank, (c) the documents required to be delivered by the Borrower under the penultimate sentence of Section 2.08(d) of the Credit Agreement, (d) an Administrative Questionnaire duly completed by the Increasing Lender and (e) if the Increasing Lender is a U.S. Person, executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax, and if the Increasing Lender is a Foreign Lender, any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Increasing Lender shall be given to it at the address set forth in its Administrative Questionnaire.

A-2

IN WITNESS WHEREOF, the Increasing Lender, the Borrower and the Administrative Agent have duly executed this Agreement as of the day and year first above written.1

Commitment	[INCREASING LENDER],

$[          ]

By:	Name: Title:

KEYSIGHT TECHNOLOGIES, INC.,

By:	Name: Title:

CITIBANK, N.A.,
as Administrative Agent,

By:	Name: Title:

[1]	The Increasing Lender shall have received the prior written approval of each Issuing Bank.
A-3

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility provided for under the Credit Agreement (including any Letters of Credit included in such credit facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee: [and is an Affiliate/Approved Fund of [Identify Lender]][1]
3.	Borrower: Keysight Technologies, Inc.

4.       Administrative Agent: Citibank, N.A.

5.	Credit Agreement: The Amended and Restated Credit Agreement dated as of February 15, 2017, among Keysight Technologies, Inc., the Lenders parties thereto and Citibank, N.A., as Administrative Agent.
___________________

[1]	Select as applicable.

6.	Assigned Interest:
Aggregate Amount of Commitments/Loans of all Lenders	Principal Amount of the Commitment Assigned [2]	Principal Amount of Outstanding Loans Assigned[3]	Commitment Assigned as a Percentage of Aggregate Commitments[4]
$/[Currency]	$[ ]	$/[Currency]	%

Effective Date: ________ __, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI about the Borrower, the Subsidiaries and their securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

___________________

[2]	Must comply with the minimum assignment amounts set forth in Section 9.04 of the Credit Agreement.
[3]	Must comply with the minimum assignment amounts set forth in Section 9.04 of the Credit Agreement.
[4]	Set forth, to at least 9 decimals, as a percentage of the aggregate Commitments of all Lenders.
B-2

The terms set forth above are hereby agreed to:	[Consented to and][5] Accepted:
_____________, as Assignor,	CITIBANK, N.A., as Administrative Agent,
By: Name: Title:	By: Name: Title:
_____________, as Assignee,[6]	Consented to:
[KEYSIGHT TECHNOLOGIES, INC.,
By: Name: Title:	By: Name: Title:][7]
CITIBANK, N.A., as an Administrative Agent, By: Name: Title:
CITIBANK, N.A., as an Issuing Bank, By: Name: Title:
BANK OF AMERICA, N.A., as an Issuing Bank, By: Name: Title:

___________________

[5]	No consent of the Administrative Agent is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
[6]	The Assignee must deliver to the Borrower all applicable Tax forms required to be delivered by it under Section 2.17(f) of the Credit Agreement.
[7]	No consent of the Borrower is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII of the Credit Agreement has occurred and is continuing, for any other assignment.
B-3

By: Name: Title:
[NAME OF EACH ISSUING BANK], By: Name: Title:

B-4

ANNEX 1
TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, (iii) the financial condition of the Borrower, any of its Subsidiaries or other Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or other Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest independently and without reliance on the Administrative Agent, any Arranger or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

B-5

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

B-6

EXHIBIT C

[FORM OF]

MATURITY DATE EXTENSION REQUEST

Citibank, N.A.,
as Administrative Agent

1615 Brett Road, Building #3

New Castle, Delaware 19720

[Date]

Extension of Maturity Date

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Keysight Technologies, Inc., the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

In accordance with Section 2.09 of the Credit Agreement, the undersigned hereby requests an extension of the Maturity Date from February 15, 20[22] to February 15, 20[23].

Very truly yours,

KEYSIGHT TECHNOLOGIES, INC.,

By:	Name: Title:

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Keysight Technologies, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto and Citibank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:	Name: Title:

Date: _______ __, 20[  ]

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Keysight Technologies, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto and Citibank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:	Name: Title:

Date: _______ __, 20[  ]

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Keysight Technologies, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto and Citibank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:	Name: Title:

Date: _______ __, 20[  ]

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 15, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Keysight Technologies, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto and Citibank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:	Name: Title:

Date: _______ __, 20[  ]